EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement of Emdeon Inc. on Form S-8 (No. 333-167742) pertaining to the Emdeon Inc. Employee Stock Purchase Plan of our report dated March 30, 2011, appearing in this Annual Report on Form 11-K of the Emdeon Inc. Employee Stock Purchase Plan for the year ended December 31, 2010.

/s/ Burr Pilger Mayer, Inc.
Walnut Creek, California
March 30, 2011

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